UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 30, 2020
Date of Report (date of earliest event reported)
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TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
On April 30, 2020, the Board of Directors (the “Board”) of TransEnterix, Inc. (the “Company”) finalized and approved revised compensation arrangements for non-employee directors of the Company that were recommended by the Compensation Committee of the Board (the “Committee”). The following chart summarizes the non-employee director compensation program, which will become effective on July 1, 2020. The first annual equity awards will be made following the 2020 annual meeting of stockholders on June 8, 2020.

Annual Equity Retainer(1)			Annual Equity Award (2)	Initial Equity Award (2)
Non-Employee Director role:	Dollar value	Paid in equity in lieu of cash (2)
Equity grant of stock options or restricted stock units with a value of $45,000. Director can elect the form of equity. Cliff vesting at first anniversary of grant or following year’s annual meeting date, if earlier, subject to forfeiture if not vested.

Equity grant of stock options or restricted stock units with a value of $50,000. Incoming director can elect the form of equity. Vests one-third of award on each of the first three anniversaries of the date of grant.

Baseline Board Compensation	$40,000	Equity issued quarterly in arrears to each director under the Plan. Vested on grant. Yearly election will be made by each director to receive grant as shares of common stock or stock options.
Non-Executive Chair	$40,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$13,000
CG & Nominating Committee Chair	$10,000
Audit Committee Member	$ 9,000
Compensation Committee Member	$ 6,000
CG& Nominating Committee Member	$ 5,000

(1)	Annual non-employee director compensation limit of $250,000 with initial year compensation limit of $500,000 as set forth in the Amended and Restated Equity Compensation Plan (the “Plan”).

(2)
Number of shares of common stock, restricted stock units or stock options calculated using a stock price equal to the greater $1.00 or the average closing price in the 20 trading days prior to the date of grant and, for stock options, if elected by a director, a Black Scholes calculation. Stock options will have a seven year term.

The Board approved the new non-employee director compensation program based on a review of compensation practices at peer companies. The peer group used is disclosed in the proxy statement for the 2020 annual meeting of stockholders to be held on June 8, 2020. The annual compensation is reduced by approximately $45,000 per year per director, and is being paid 100% in equity awards as described above. The Board believes the updated compensation program will encourage meaningful equity ownership by directors, provide market competitive compensation to attract and retain key director talent and help with the Company’s cash conservation measures as the Company focuses on market development of its Senhance® Surgical Robotic System.
The non-employee director compensation program continues the Company’s practice of not paying per-meeting fees. Anthony Fernando, the Company’s Chief Executive Officer and a director, does not receive additional compensation for serving as a director.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Non-Employee Director Compensation Program, effective July 1, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TransEnterix, Inc.

Date: May 6, 2020	/s/ Brett Farabaugh
Brett Farabaugh
Interim Chief Financial Officer

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